Exhibit 99.1

NEWS RELEASE

Devon Energy Completes Sale of Ownership Interests in EnLink Midstream

OKLAHOMA CITY — July 18, 2018 — Devon Energy Corp. (NYSE: DVN) announced today it has completed the sale of its ownership interests in EnLink Midstream Partners, LP (NYSE: ENLK) and EnLink Midstream, LLC (NYSE: ENLC) for $3.125 billion to affiliates of Global Infrastructure Partners (GIP), a leading global, independent infrastructure fund manager.

With the closing of this transaction, the financial results of EnLink Midstream will no longer be consolidated with Devon’s upstream business and historical results related to EnLink will be presented as discontinued operations in the company’s consolidated financial statements. Devon will provide pro forma financial statements for its upstream business in a separate Form 8-K filing in the near future.

As previously announced, in conjunction with the EnLink transaction, Devon’s board of directors has authorized an increase in the company’s share-repurchase program to $4 billion. With this increased authorization, the company plans to utilize an accelerated share-repurchase program and will provide additional details on this initiative within its second-quarter earnings materials.

About Devon Energy

Devon Energy is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon operates in several of the most prolific oil and natural gas plays in the U.S. and Canada with an emphasis on achieving strong returns and capital-efficient cash-flow growth. For more information, please visit www.devonenergy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. These risks include, but are not limited to: changes in commodity prices, market conditions or other circumstances that could negatively impact the company’s ability to complete the share-repurchase program; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission (SEC). Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts

Scott Coody, 405-552-4735

Chris Carr, 405-228-2496

Media Contact

John Porretto, 405-228-7506